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                                                                   EXHIBIT 10.17

                           STOCK PURCHASE AGREEMENT



     This Agreement is made by and between Tularik Inc., a California corporation (the "Company"), and the 1987 Swanson Family Trust ("Purchaser").

     1. Purchase of Shares. Purchaser agrees to purchase from the Company, and the Company agrees to sell to Purchaser, three hundred thousand (300,000) shares of the Company's common stock (the "Stock") for Seventy-Five Cents ($0.75) per share.

     The shares of Stock which are acquired by Purchaser under this Stock Purchase Agreement are subject to repurchase by the Company until the date on which they vest. The unvested shares will be held in escrow under the attached Joint Escrow Instructions until they are no longer subject to repurchase by the Company. The Company's Purchase Option (as herein defined) is described in
Section 3 of this Agreement.

     2. Closing. The closing under this Agreement (the "Closing") will occur at the offices of the Company on the date of this Agreement or at such other time and place as the parties both agree upon in writing.

     At the Closing, Purchaser will deliver the following documents:

          (i) three (3) signed stock assignments in the form of Exhibit B, with date and number of shares left blank;

          (ii)  executed joint escrow instructions in the form of Exhibit C; and

          (iii) the Two Hundred Twenty-Five Thousand Dollars ($225,000.00) purchase price in cash for three hundred thousand (300,000) shares of stock.

     At the Closing or as soon thereafter as is practical, the Company will deliver to the Escrow Agent (as defined in Section 10 below) share certificates for all of the Stock that is to be subject to the Purchase Option (as defined in Section 3 below), and will deliver share certificates to Purchaser for all of the Stock, if any, that is not to be subject to the Purchase Option.

     3.   Company's Purchase Option.  In accordance with the provisions of
Section 408(b) of the California General Corporation Law, the Stock to be purchased by Purchaser under this Agreement shall be subject to the following option ("Purchase Option"):

          (a) If Robert A. Swanson ("Mr. Swanson") ceases to be a member of the Board of Directors or an officer of the Company or any parent or subsidiary corporation of the Company ("Related Company"), the Company will have the right at any time within sixty (60) days after Mr. Swanson's resignation or termination as a director or an officer of the Company and all Related Companies to purchase from Purchaser all unvested shares, at the price per share paid by Purchaser under this Agreement. The number of shares of Stock which are subject to the Company's Purchase Option will be determined by reference to the vesting schedule in the form of Exhibit A.
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          (b) In addition, if at any time during the term of the Purchase
Option, there occurs: (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately before the merger are converted by virtue of the merger into other property, whether in the form of other securities, cash or otherwise; or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are transferred from shareholders of the Company to other shareholders of the Company, then: (x) if there is no successor to the Company, the Company will have the right to exercise its Purchase Option to the same extent as if Mr. Swanson's service with the Company (and all Related Companies) had ceased on the date preceding the date of closing of the event or transaction described above or (y) the Purchase Option may be assigned to any successor of the Company, and the Purchase Option will apply if Mr. Swanson ceases for any reason to be a director or an officer of the successor. In that case, references in this Agreement to the "Company" will refer to the successor.

          (c) The Company is entitled to pay for any shares purchased under its Purchase Option at the Company's option in cash, by offset against any indebtedness owing to the Company by Mr. Swanson, or a combination of both.

          (d) This Agreement is not an employment contract and nothing in this Agreement creates in any way whatsoever any obligation on the part of Mr. Swanson to continue in the employ of or service to the Company, or of the Company to continue Mr. Swanson in the employ of or service to the Company.

     4. Exercise of Company's Purchase Option. The Company's Purchase Option may be exercised by giving written notice of exercise delivered or mailed as provided in Section 16. Upon providing of notice and payment of the purchase price, the Company will become the legal and beneficial owner of the Stock being purchased and of all rights and interests in the Stock.

     5. Changes in Company's Securities. If during the term of the Purchase Option there is any stock dividend or liquidating dividend or distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, then, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of Stock will be immediately subject to the Purchase Option with the same force and effect as the shares of Stock already subject to the Purchase Option. While the total Option Price will remain the same after each such event, the Option Price per share of Stock upon exercise of the Purchase Option will be appropriately adjusted.

     6. Legends. All certificates representing any shares of Stock of the Company subject to the provisions of this Agreement will have legends endorsed on them in substantially the following form:

          (i) "The shares represented by this certificate are subject to an option set forth in an agreement between the corporation and the registered holder, or such holder's

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predecessor in interest, a copy of which is on file at the principal office of this corporation. Any transfer or attempted transfer of any shares subject to such option is void without the prior express written consent of the issuer of these shares."

          (ii) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the corporation that such registration is not required."

          (iii) Any legend required to be placed on the share certificates by the California Commissioner of Corporations.

     7. Purchaser Representations. Purchaser acknowledges that Purchaser is aware that the Stock to be issued to Purchaser by the Company under this Agreement has not been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that no distribution or public offering of the Stock is to be effected, and in this connection acknowledges that the Company is relying on the following representations. Purchaser warrants and represents that it is acquiring the Stock for investment for its own account and not with a view to or for sale in connection with any distribution of the Stock or with any present intention of distributing or selling the Stock, and Purchaser does not presently have reason to anticipate any change in circumstances or any particular occasion or event that would cause Purchaser to sell the Stock. Purchaser recognizes that the Stock must be held indefinitely unless it is subsequently registered under the Act or an exemption from registration is available and, further, recognizes that the Company is under no obligation to register the Stock or to comply with any exemption from such registration.

     8. Restricted Securities. Purchaser is aware that the Stock is treated as "restricted securities" within the meaning of Rule 144 issued by the Securities and Exchange Commission under the Act and that the Stock may not be sold under Rule 144 adopted under the Act unless certain conditions are met and until Purchaser has held the Stock for at least two (2) years, or such shorter period specified in Rule 144. Among the conditions for use of Rule 144 is the availability of specified current public information about the Company. Purchaser recognizes that the Company presently has no plans to make such information available to the public.

     9. Requirements for Disposition of Stock. Whether or not the Company's Purchase Option is exercised or has lapsed, Purchaser further agrees not to make any disposition of any of the Stock until:

          (a) At that time there is in effect a registration statement under the Act covering the proposed disposition and the disposition is made in accordance with the registration statement; or

          (b) (i) Purchaser has notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) Purchaser has given the Company an opinion of counsel, satisfactory to the Company, to the effect that the disposition will not require registration of the Stock under the Act.

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     10.  Escrow.  Purchaser agrees, at the Closing (or as soon thereafter as is practical), to deliver to and deposit with (or have the Company deliver on Purchaser's behalf) the Secretary of the Company ("Escrow Agent"), as Escrow Agent in this transaction, three (3) signed stock assignments with date and number of shares left blank in the form attached to this Agreement as Exhibit B, together with stock certificate(s) representing all of the Stock subject to the Purchase Option. These documents are to be held by the Escrow Agent under the Joint Escrow Instructions of the Company and Purchaser (Exhibit C attached to this Agreement). These instructions shall also be delivered to the Escrow Agent at the Closing (or as soon thereafter as is practical).

     11. Restrictions on Transfer. Purchaser will not sell or transfer any of the Stock subject to the Company's Purchase Option as long as the Stock is subject to the Purchase Option.

     12. Company's Shareholder Records. The Company will not be required (i) to transfer on its books any shares of Stock of the Company which are sold or transferred in violation of any of the provisions of this Agreement or (ii) to provide stock ownership rights and privileges to any transferee to whom shares have been so transferred.

     13. Rights as Shareholder. Subject to the provisions of sections 11 and 12 above during the term of this Agreement, Purchaser will have all rights and privileges of a shareholder of the Company with respect to the Stock.

     14.  Commissioner's Rules.  Purchaser acknowledges receipt of a copy of
Section 260.141.11 of Title 10 of the California Administrative Code, which is attached to this Agreement as Exhibit D.

     15. Further Agreements. The parties agree to execute any further documents and to take any other action reasonably necessary to carry out the intent of this Agreement.

     16. Notices. Any notice required under this Agreement will be in writing and will be considered to have been given to the other party upon personal delivery or upon deposit in any United States Post Office Box, by registered or certified mail with postage and fees prepaid, addressed to the other party to this Agreement at the address shown below the party's signature or at such other address as each party may designate by ten (10) days' advance written notice to the other party.

     17. Binding Agreements. This Agreement shall bind and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth in this Agreement, inure to the benefit of and be binding upon Purchaser, his or her heirs, executors, administrators, successors, and assigns.

     18. Assignment of Company's Purchase Option. The Company's Purchase Option is assignable by the Company at any time or from time to time, in whole or in part. Should the right of repurchase be assigned by the Company, the assignee shall pay to the Company cash equal to the excess, if any, of the Option Price over the Stock's Fair Market Value (as defined in the Plan).

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     19.  Headings.  Section headings in this Agreement are inserted for convenience of reference only.  They constitute no part of this Agreement.

     In Witness Whereof, the parties hereto have executed this Agreement as of the 20th day of June, 1996.


                              Tularik Inc.



                              By   /s/ David V. Goeddel
                                 -----------------------------

                    Address:  270 East Grand Avenue
                              South San Francisco, CA  94080


                              1987 Swanson Family Trust



                              By   /s/ Robert A. Swanson
                                 -----------------------------

                    Address:
                             ---------------------------------




Attachments:

Exhibit A      Vesting Schedule
Exhibit B      Assignment Separate from Certificate
Exhibit C      Joint Escrow Instructions
Exhibit D      Cal. Admin. Code, Title 10, Section 260.141.11

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                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


          This First Amendment to Stock Purchase Agreement (the "First Amendment") is made and entered into as of August __, 1996, by and between Tularik, Inc., a California corporation (the "Company"), and the 1987 Swanson Family Trust (the "Purchaser").

          Whereas, the parties hereto have previously entered into that certain Stock Purchase Agreement dated June 20, 1996 (the "Purchase Agreement"); and

          Whereas, the parties hereto desire to amend the Purchase Agreement.

          Now, Therefore, in consideration of the foregoing premises and the mutual covenants and conditions herein, the parties hereby agree as follows:

SECTION 1.  DELETED AND SUBSTITUTED SECTION.

          Section 3(b) of the Purchase Agreement is hereby deleted in its entirety, and the following new Section 3(b) is substituted in its place:

          "(b) If at any time during the term of the Purchase Option, there occurs:

          (i) a dissolution or liquidation of the Company; (ii) a transaction in which the Company directly or indirectly sells, conveys, transfers or leases all or substantially all of its properties and assets to any person, entity or group (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended); (iii) a merger or consolidation involving the Company in which neither the Company nor an entity that was wholly owned by the Company immediately prior to such merger or consolidation is the surviving corporation;
          (iv) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately before the merger are converted by virtue of the merger into other property, whether in the form of other securities, cash or otherwise; or (v) any transaction or series of related transactions as a result of which the holders of capital stock of the Company immediately prior to the transaction or series of related transactions: (a) hold less than fifty percent (50%) of the aggregate economic interest of the Company and (b) have combined voting power to designate less than fifty percent (50%) of the members of the Company's Board of Directors, then, the Company's Purchase Option shall terminate."

          SECTION 2.  OTHER PROVISIONS

          All other provisions of the Purchase Agreement shall continue in full force and effect without amendment.

                                      1.
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          In Witness Whereof, the parties hereto have executed this First
Amendment effective as of the date and year set forth above.

TULARIK INC.                        1987 SWANSON FAMILY TRUST

By:  /s/ David V. Goeddel           By:  /s/ Robert A. Swanson
    ----------------------------        -----------------------------

Title:                              Title:
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                                      2.